EX-99.906CERT

                                 CERTIFICATIONS

Ralph W. Bradshaw, Chief Executive Officer, and Frank J. Maresca, Chief Financial Officer, of Cornerstone Progressive Return Fund (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2009 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/S/ RALPH W. BRADSHAW                           /S/ FRANK J. MARESCA
-----------------------------------------       -------------------------------
Ralph W. Bradshaw, Chairman and President       Frank J. Maresca, Treasurer
(Principal Executive Officer)                   (Principal Financial Officer)

Date:  September 4, 2009                         Date:  September 4, 2009



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO CORNERSTONE PROGRESSIVE RETURN FUND AND WILL BE RETAINED BY CORNERSTONE PROGRESSIVE RETURN FUND AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.